SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 12, 2010

NeoStem, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-10909	22-2343568
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

420 Lexington Avenue, Suite 450, New York, New York  10170
(Address of Principal Executive Offices)(Zip Code)

(212) 584-4180
Registrant's Telephone Number

Check the  appropriate  box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑ Written  communications  pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement  communications  pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement  communications  pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 23, 2010, NeoStem, Inc., (“NeoStem”), filed a Current Report on Form 8-K (the “September 23 Current Report”), reporting that it had entered into an agreement with Progenitor Cell Therapy, LLC, a Delaware limited liability company (“PCT”), whereby a newly formed wholly-owned subsidiary of NeoStem (“Subco”) would be merged with and into PCT (the “Merger Agreement”) and PCT would become a wholly owned subsidiary of NeoStem.

The September 23 Current Report had included, among other financial statements and exhibits, (a) Progentor Cell Therapy, LLC and Subsidiaries Consolidated Financial Statements for the Years Ended December 31, 2009, 2008 and 2007 and the Six Months Ended June 30, 2010 and 2009 (Unaudited) and (b) Unaudited Pro Forma Condensed Combined Financial Statements.

This Current Report on Form 8-K is being filed to update financial information for PCT for the nine months ended September 30, 2010 and 2009.  Each of (i) the consolidated financial statements of Progenitor Cell Therapy, LLC and Subsidiaries for the years ended December 31, 2009, 2008 and 2007 and the Nine Months Ended September 30, 2010 and 2009 (Unaudited), and (ii) the Unaudited Pro Forma Condensed Combined Financial Statements, are attached hereto and incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions. These forward-looking statements are subject to risks and uncertainties that may cause actual future experience and results to differ materially from those discussed in these forward-looking statements. Important factors that might cause such a difference include, but are not limited to, events and factors disclosed previously and from time to time in NeoStem’s filings with the SEC, including NeoStem’s Annual Report on Form 10-K for the year ended December 31, 2009 (the “10-K”) and Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed after such 10-K.  With respect to PCT, such important factors include, but are not limited to, events and factors disclosed previously in the Current Report on Form 8-K filed by NeoStem on September 23, 2010.  Additionally, this Current Report on Form 8-K contains forward-looking statements with respect to the proposed Merger pursuant to the Merger Agreement among NeoStem, PCT and Subco.  Important factors that might cause such a difference relating to the Merger include the factors disclosed in the Company’s filings as set forth above and, when filed with the SEC, a registration statement on Form S-4 (including any amendments, supplements and exhibits thereto, the “S-4”) to register the NeoStem securities issuable in the Merger.  NeoStem does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

This Current Report on Form 8-K may be deemed to be solicitation material in respect of the proposed Merger.  The directors and executive officers of each of NeoStem and PCT may be deemed to be participants in the solicitation of proxies from the holders of NeoStem Common Stock in respect of the proposed transaction.  Information about the directors and executive officers of NeoStem is set forth in NeoStem’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2010 in connection with its June 2010 Annual Meeting of Stockholders. Investors may obtain additional information regarding NeoStem and its directors and executive officers, and PCT and its Board of Managers and executive officers, in connection with the proposed Merger by reading the S-4 and the prospectus/joint proxy statement contained therein, when it becomes available.  The S-4 will contain a prospectus/joint proxy statement pertaining to (a) the special meeting of stockholders of NeoStem at which NeoStem’s stockholders will be asked to approve the NeoStem securities issuable in the Merger and (b) the special meeting of Members of PCT at which PCT's Members will be asked to approve the Merger Agreement and Merger.

Item 9.01.           Financial Statements and Exhibits.

The following financial statements and exhibits are filed with this Current Report on Form 8-K.

(a)	Financial Statements of Businesses Acquired:

Progenitor Cell Therapy, LLC and Subsidiaries Consolidated Financial Statements for the years ended December 31, 2009, 2008 and 2007 and for the Nine Months Ended September 30, 2010 and 2009 (Unaudited)

(b)	Pro Forma Financial Information:

Unaudited Pro Forma Condensed Combined Financial Statements for the Nine Months Ended September 30, 2010

(c)	Consent EisnerAmper LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, NeoStem has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOSTEM, INC.

By:	/s/ Catherine M. Vaczy
Name: Catherine M. Vaczy
Title: Vice President and General Counsel

Date:   November 12, 2010

PROGENITOR CELL THERAPY, LLC AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007
AND NINE MONTHS ENDED September 30, 2010 AND 2009 (UNAUDITED)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Progenitor Cell Therapy, LLC and Subsidiaries
Allendale, New Jersey

We have audited the accompanying consolidated balance sheet of Progenitor Cell Therapy, LLC and Subsidiaries as of December 31, 2009, 2008 and 2007 and the related consolidated statements of operations, changes in members’ equity, and cash flows for each of the three years in the period ended December 31, 2009.  These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Progenitor Cell Therapy, LLC and Subsidiaries as of December 31, 2009, 2008 and 2007 and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

EisnerAmper LLP
Hackensack, New Jersey
September 17, 2010

PROGENITOR CELL THERAPY, LLC
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,	December 31,	December 31,
	2010	2009	2008	2007
	(unaudited)
ASSETS

Current Assets
Cash and cash equivalents	$192,885	$1,127,138	$1,582,026	$1,214,035
Accounts receivable, less allowance for doubtful accounts
of $67,255, $67,255, $67,255 and $67,255, at
September 30, 2010 and December 31, 2009, 2008 and 2007, respectively	656,647	1,534,447	1,051,436	814,374
Prepaid expenses and other current assets	521,131	446,824	235,248	213,045
Deferred project costs	3,616,773	2,116,118	450,329	953,434

Total Current Assets	4,987,436	5,224,527	3,319,039	3,194,888

Property and equipment, net of accumulated depreciation	9,679,666	7,519,638	6,686,212	7,317,976

Other Assets
Restricted cash and cash equivalents	353,860	353,860	353,860	353,860
Other assets	196,090	146,090	99,646	200,449

	$15,217,052	$13,244,115	$10,458,757	$11,067,173

LIABILITIES AND MEMBERS' EQUITY

Current Liabilities
Current maturities of long term debt	$167,470	$103,521	$98,413	$1,093,128
Borrowings under line of credit - related party	3,400,000	1,080,000	500,000	-
Accounts payable	1,704,921	1,032,974	559,106	480,562
Accrued expenses and other current liabilities	293,911	672,497	309,456	302,859
Due to Amorcyte, Inc.	500,000	500,000	500,000	500,000
Deferred revenues	5,898,457	4,295,965	1,606,923	3,118,433

Total Current Liabilities	11,964,759	7,684,957	3,573,898	5,494,982

Long-term debt, net of current maturities	2,736,113	2,817,172	2,920,704	3,011,747
Deferred lease liability	99,261	108,642	96,838	49,628

Total Liabilities	14,800,133	10,610,771	6,591,440	8,556,357

Commitments and Contingencies

Members' Equity
Members' contributions and other, net	13,084,046	12,678,399	12,104,722	9,961,784
Accumulated deficit	(12,667,127)	(10,045,055)	(8,237,405)	(7,456,365)

Total Members' Equity	416,919	2,633,344	3,867,317	2,505,419

	$15,217,052	$13,244,115	$10,458,757	$11,061,776

See accompanying notes to consolidated financial statements.

PROGENITOR CELL THERAPY, LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009 (UNAUDITED)
AND THE YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007

	Nine Months Ended September 30,		Year Ended December 31,
	2010	2009	2009	2008	2007
	(unaudited)	(unaudited)
Revenues
Clinical services	$6,806,654	$6,373,098	$8,238,159	$9,741,581	$6,990,443

Operating expenses
Clinical services	4,427,503	3,984,320	5,479,897	6,618,197	4,978,891
Selling, general and administrative expenses	4,483,161	3,396,367	4,369,808	3,688,919	5,050,646

Total operating expenses	8,910,664	7,380,687	9,849,705	10,307,116	10,029,537

Loss from operations	(2,104,010)	(1,007,589)	(1,611,546)	(565,535)	(3,039,094)

Other income (expense)
Interest income	1,547	4,254	5,502	16,487	142,987
Interest expense	(519,609)	(131,221)	(280,220)	(247,663)	(56,426)
Other income (expense)	-	(460)	(460)	15,671	(2,690)
Gain on asset disposal	-	-	79,074	-	-

Net loss	$(2,622,072)	$(1,135,016)	$(1,807,650)	$(781,040)	$(2,955,223)

See accompanying notes to consolidated financial statements.

PROGENITOR CELL THERAPY, LLC
CONSOLIDATED STATEMENT OF MEMBERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007
AND NINE MONTHS ENDED SEPTEMBER 30, 2010 (UNAUDITED)

	Number of	Contributions	Accumulated
	Units	and other, net	Deficit	Total

Balance at January 1, 2007	6,820,843	$10,211,968	$(4,501,142)	$5,710,826

Distributions to Members	-	(257,424)	-	(257,424)
Stock-based compensation	-	7,240	-	7,240
Net loss for the year ended				-
December 31, 2007	-	-	(2,955,223)	(2,955,223)

Balance at December 31, 2007	6,820,843	9,961,784	(7,456,365)	2,505,419

Contributions from members	322,458	2,125,000	-	2,125,000
Stock-based Compensation	-	17,938	-	17,938
Net loss for the year ended
December 31, 2008	-	-	(781,040)	(781,040)

Balance at December 31, 2008	7,143,301	12,104,722	(8,237,405)	3,867,317

Contributions from members	42,719	229,444	-	229,444
Stock-based Compensation	-	17,938	-	17,938
Warrants issued in connection with line of credit	-	326,295	-	326,295
Net loss for the year ended
December 31, 2009	-	-	(1,807,650)	(1,807,650)

Balance at December 31, 2009	7,186,020	12,678,399	(10,045,055)	2,633,344

Stock-based Compensation (unaudited)	-	13,455	-	13,455
Warrants issued in connection with line of credit
(unaudited)	-	392,192	-	392,192
Net loss for the nine months ended
September 30, 2010 (unaudited)	-	-	(2,622,072)	(2,622,072)

Balance at September 30, 2010 (unaudited)	7,186,020	$13,084,046	$(12,667,127)	$416,919

See accompanying notes to consolidated financial statements.

PROGENITOR CELL THERAPY, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007 AND
THE NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009 (UNAUDITED)

	Nine Months Ended September 30,		Year Ended December 31,
	2010	2009	2009	2008	2007
	(unaudited)	(unaudited)

Cash Flows from Operating Activities
Net loss	$(2,622,072)	$(1,135,016)	$(1,807,650)	$(781,040)	$(2,955,223)
Adjustments to reconcile net loss to net
cash provided by (used in) operating activities:
Depreciation and amortization	719,530	641,523	848,979	882,832	730,989
Provision for doubtful accounts	-	125,000	-	-	-
Non-cash compensation for services	13,455	13,453	17,938	17,938	7,240
Amortization of deferred financing costs	304,129	17,174	120,214	-	-
Deferred lease liability	(9,381)	12,430	11,805	47,210	42,528
Net gain from sale of fixed assets	-	-	(79,074)	-	-
(Increase) decrease in:
Accounts receivable	877,800	265,659	(483,011)	(237,062)	80,105
Prepaid expenses and other current assets	13,756	10,784	(5,495)	(22,203)	94,297
Deferred project costs	(1,500,655)	(1,100,470)	(1,665,789)	503,105	(533,088)
Other assets	-	(52,111)	-	-	-
Increase (decrease) in:
Accounts payable	671,947	606,018	473,867	78,544	(288,692)
Accrued expenses and other current liabilities	(378,586)	205,959	363,041	6,597	(207,437)
Deferred revenue	1,602,492	1,279,992	2,689,042	(1,511,510)	1,113,482

Net Cash Provided by (Used in) Operating Activities	(307,585)	890,395	483,867	(1,015,589)	(1,915,799)

Cash Flows from Investing Activities
Payments for purchases of property and equipment	(2,879,558)	(748,125)	(1,753,331)	(251,068)	(5,457,998)
Restricted cash and cash equivalents	-	-	-	-	120,775
Proceeds from sale of equipment	-	-	150,000	-	-
Change in other assets	(50,000)	-	(46,444)	100,803	(69,991)

Net Cash Used in Investing Activities	(2,929,558)	(748,125)	(1,649,775)	(150,265)	(5,407,214)

Cash Flows from Financing Activities
Proceeds from line of credit - related party	2,320,000	-	1,080,000	1,500,000	4,120,000
Proceeds from other short term loan	74,928	-	-	-	-
Principal payments of notes payable	(92,038)	(565,206)	(598,424)	(2,085,758)	(15,128)
Principal payments on capital lease obligations	-	-	-	(5,397)	(8,968)
Distributions to members	-	-	-	-	(257,424)
Contributions from members	-	229,444	229,444	2,125,000	-

Net Cash Provided by (Used in) Financing Activities	2,302,890	(335,762)	711,020	1,533,845	3,838,480

Net change in cash and cash equivalents	(934,253)	(193,492)	(454,888)	367,991	(3,484,533)

Cash and cash equivalents - beginning of period	1,127,138	1,582,026	1,582,026	1,214,035	4,698,568

Cash and cash equivalents - ending of period	$192,885	$1,388,534	$1,127,138	$1,582,026	$1,214,035

Supplementary Disclosures of Cash Flow Information

Cash paid during the period for interest	$215,480	$131,221	$160,006	$246,849	$52,000
Fair value of warrant issued in connection with line of credit	$392,192	$326,295	$326,295	$-	$-

See accompanying notes to consolidated financial statements.

PROGENITOR CELL THERAPY, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -	NATURE OF OPERATIONS AND LIQUIDITY
Nature of Operations
Progenitor Cell Therapy, LLC (“PCT” or the “Company”) was originally organized as a New Jersey limited liability company.  The Company was formed on December 16, 1997 and began operations on February 27, 1999 pursuant to an operating agreement (the “Operating Agreement”) entered into by the members (the “Members”).  Effective August 31, 2004, PCT was merged into Progenitor Cell Therapy, LLC, a Delaware limited liability company.  Members are not personally liable for any debts or losses of PCT in excess of the Members’ capital contributions.  PCT is engaged in a wide range of services in the stem cell therapy market for the treatment of human disease.  Substantially all of the Company’s operations are in New Jersey and California.

DomaniCell, LLC (“DomaniCell”) is a Delaware limited liability company and is wholly owned by its sole member, PCT.  DomaniCell was formed on May 10, 2005 and began its operations thereafter.  DomaniCell is engaged in the collection and storage of stem cells derived from umbilical cord blood units for the treatment of human disease.

PCT Allendale, LLC (“Allendale”) is a New Jersey limited liability company and is wholly owned by its sole member, PCT.  Allendale was formed on August 22, 2007 and is the owner of the Company’s building in Allendale, New Jersey.

Liquidity
The Company has experienced net losses in the past and has limited capital resources to fund its operations.  An affiliated company of our CEO (See Note 4) has provided short term financing as needed.  The Company believes there is adequate liquidity at September 30, 2010 combined with projected operating results and the proceeds from the proposed second mortgage to fund future operations through the summer of 2011. However, the Company operates in a competitive industry and should projected future operations be negatively impacted for any reason, or the pending Merger (See Note 12) is not consummated the Company will need to raise external financing and/or future operations would need to be scaled back or discontinued.  See Note 12 for discussion of recent merger announcement and pending financing.

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying interim consolidated financial statements of the Company as of September 30, 2010 and for the nine months ended September 30, 2010 and 2009 are unaudited, but in the opinion of management, reflect all adjustments, consisting of normal, recurring adjustments, necessary for a fair presentation of the results for the interim period. Accordingly, they do not include all information and notes required by generally accepted accounting principles for complete financial statements.  The results of operations for interim periods are not necessarily indicative of results to be obtained for a full fiscal year.

Principles of Consolidation
The consolidated financial statements of the Company include the accounts of PCT, DomaniCell, Allendale; all intercompany balances and transactions have been eliminated in consolidation.

Revenue Recognition
The Company enters into contracts with corporations, hospitals, private physicians, physicians’ practices and medical centers for the processing of human cells in patient specimens.  The cell processing involves multiple related sequential procedures.  The Company recognizes revenue from cell processing of patient specimens as a multiple element arrangement in accordance with Codification Topic 605: “Revenue Recognition.” In accordance with Topic 605, the Company recognizes revenue when there is persuasive evidence of an arrangement, title and risk of loss have passed, product is shipped or the services have been rendered, the sales price is fixed or determinable and collection of the related receivable is reasonably assured.

Thus, revenue resulting from the processing of a patient’s specimen is recognized upon completion of the processing.  If revenue is deferred because such processing is not complete, the associated costs, if material, are also deferred and are classified as deferred costs on the accompanying Consolidated Balance Sheets.  Milestone contract billings in excess of revenue recognized are included in deferred revenue on the balance sheet.

PROGENITOR CELL THERAPY, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Revenue Recognition (continued)

The Company also provides a cell storage service, for which a separate defined fee is charged.  Revenue for cell storage services is deferred and recognized ratably over the storage period.  In certain instances, the Company will charge a customer a single fee, which will include cell processing and storage.  In these situations, the fair value fee of the storage is separated from the total fee, and is deferred and recognized pro rata over the cell storage period.

The Company has adopted the requirements of ASC Codification Topic 605: “Revenue Recognition,” for recognizing revenue on reimbursed program costs.  This pronouncement allows the Company to record its contractual expense reimbursements as a component of its revenue on a gross basis, since it is the primary obligor of the reimbursable costs, has discretion over the supplier choice and bears the underlying credit risk.  The Company will reflect the expense reimbursements received as revenue and the related expenses as a contra revenue account.

Interest income is recognized as earned.

Accounts Receivable and Allowance for Doubtful Accounts
The Company extends credit to certain customers, primarily with terms up to 30 days.  Bad debts are provided on the allowance method based on management’s evaluation of outstanding accounts receivable based on the length of time the receivables are outstanding, the current business environment and historical experience.  Accounts are written off when they are deemed uncollectible.  The Company does not require collateral from its customers.

Property and Equipment
Laboratory and office equipment, computers, building and improvements, and furniture and fixtures are stated at cost and are depreciated on a straight-line basis over their estimated useful lives.  Leasehold improvements are stated at cost and are amortized on a straight-line basis over the life of the lease or of the improvement, whichever is shorter.

Expenditures for maintenance and repairs that do not materially extend the useful lives of the assets are charged to expense as incurred.  The cost and accumulated depreciation of assets retired or sold are removed from the respective accounts and any gain or loss is recognized in operations.

Cash and Cash Equivalents
The Company considers all highly liquid investments that have maturities of three months or less, when acquired, to be cash equivalents.

Restricted Cash and Cash Equivalents
Restricted cash and cash equivalents of $353,860 at September 30, 2010, and December 31, 2009, 2008 and 2007 is related to amounts held in escrow as required under the mortgage agreement which is described in Note 4.

Deferred Rent
The Company recognizes rental expense for leases with scheduled rent increases on a straight-line basis over the life of the lease.  The Company records a deferred rent liability to account for the difference between the actual payments and the straight-line expense, which will reverse in future years when the actual payments will exceed the straight-line expense.

Income Taxes
PCT, Allendale and DomaniCell are organized as limited liability companies, which are treated as partnerships for income tax purposes.  Accordingly, there is no provision for income taxes in the accompanying financial statements.  Individual owners have the responsibility to include their share of taxable income or to deduct their share of the Company’s losses in their own income tax return.

PROGENITOR CELL THERAPY, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Income Taxes (continued)
On July 1, 2007, the Financial Accounting Standards Board (“FASB”) issued ASC 740-10, “Income Taxes” (“ASC 740-10”).  ASC 740-10 provides recognition criteria and a related measurement model for uncertain tax positions taken or expected to be taken in income tax returns.  ASC 740-10 requires that a position taken or expected to be taken in a tax return be recognized in the financial statements when it is more likely than not that the position would be sustained upon examination by tax authorities.  Tax positions that meet the more likely than not threshold are then measured using a probability weighted approach recognizing the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement.  It also provides guidance on derecognition, measurement, and classification of amounts relating to uncertain tax positions, accounting for and disclosure of interest and penalties, accounting in interim periods, disclosures and transition relating to the adoption of the new accounting standard.  The Company adopted Topic 740-10 on January 1, 2009, and it did  not have a material impact on the Company’s financial position and results of operation.

Estimates
The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Significant estimates include useful lives of fixed assets, estimates used to test asset impairments, deferred project costs, collectability of accounts receivable and valuation of the Company’s equity-based instruments.  Actual results could differ from those estimates.

Equity-Based Compensation
The Company follows ASC Codification Topic 718: “Compensation – Stock Compensation,” which requires that compensation cost relating to share based payment awards made to employees and directors be recognized in the financial statements.  The cost for awards issued is measured at the grant date based on the calculated fair value of the award.  The value of the portion of the award that is ultimately expected to vest is recognized over the requisite service periods (generally the vesting period of the equity award) in the accompanying Consolidated Statements of Operations.

Advertising
The Company expenses advertising costs as they are incurred.  Advertising expenses for the nine months ended September 30, 2010 and 2009 and the years ended December 31, 2009, 2008 and 2007 were approximately $78,000, $85,000, $86,000, $152,000 and $284,000, respectively.

Fair Value Measurement
The Company’s financial instruments include cash and cash equivalents, accounts receivable from customers, accounts payable, and accruals which are short-term in nature. The Company believes the carrying amounts of these financial instruments reasonably approximate their fair value.  We believe the carrying value of our notes payable approximates their fair value given the interest rates charged and other terms of the instruments.

The Company adopted ASC 820 Fair Value Measurements (“ASC 820”) in January 2009.  ASC 820 defines fair value, establishes a common framework for measuring fair value under U.S. GAAP, and expands disclosures about fair value measurements for assets and liabilities. ASC 820 does not require additional assets or liabilities to be accounted for at fair value beyond that already required under other U.S. GAAP accounting standards.

PROGENITOR CELL THERAPY, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
New Accounting Pronouncements
In April 2010, the FASB issued ACS Topic 605, Milestone Method of Revenue Recognition. FASB Topic 605 provides guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research or development transactions. Consideration that is contingent on achievement of a milestone in its entirety may be recognized as revenue in the period in which the milestone is achieved only if the milestone is judged to meet certain criteria to be considered substantive. Milestones should be considered substantive in their entirety and may not be bifurcated. An arrangement may contain both substantive and nonsubstantive milestones, and each milestone should be evaluated individually to determine if it is substantive.  FASB Topic 605 is effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. The adoption of FASB Topic 605 did not have a material impact on the Company’s financial position and results of operations.

In June 2009, the FASB issued FASB ASC Topic 105, Generally Accepted Accounting Principles, which establishes the FASB Accounting Standards Codification as the sole source of authoritative generally accepted accounting principles.  Pursuant to the provisions of FASB ASC 105, the Company has updated references to GAAP in its financial statements issued for the period ended December 31, 2009.  The adoption of FASB ASC Topic did not impact the Company’s financial position or results of operations.

NOTE 3 -	PROPERTY AND EQUIPMENT
Property and equipment consists of the following at:

	Estimated Useful Lives	September 30, 2010	December 31, 2009	December 31, 2008	December 31, 2007
Computer equipment	3 years	$353,838	$292,661	$259,034	$244,559
Laboratory and office equipment*	7 years	3,271,437	2,938,007	2,667,467	2,497,311
Furniture and fixtures	12 years	182,503	179,311	174,279	173,007
Leasehold improvements	Life of lease	2,647,055	2,632,526	2,450,180	2,429,230
Building and improvements	25 years	7,966,448	5,503,038	4,332,585	4,298,280
		14,421,281	11,545,543	9,883,545	9,642,387
Less, Accumulated depreciation and amortization		(4,741,615)	(4,025,905)	(3,197,333)	(2,324,411)

		$9,679,666	$7,519,638	$6,686,212	$7,317,976

Depreciation and amortization expense for the nine months ended September 30, 2010 and 2009, and the years ended December 31, 2009, 2008 and 2007 was approximately $720,000,  $641,000, $849,000, $883,000, and $731,000, respectively.

*Net of approximately $823,000 as of September 30, 2010, December 31, 2009 and 2008, and $813,000 as of December 31, 2007, with respect of grant received (see Note 10 – Grant Agreement).

NOTE 4 -	LONG-TERM DEBT
Mortgage
On October 31, 2007, the Company entered into a note to borrow $3,120,000 (the “Note”) in connection with its $3,818,500 purchase of condominium units of an existing building in Allendale, New Jersey (the “Property”) that the Company intends to use as a laboratory and stem cell processing facility.

PROGENITOR CELL THERAPY, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 -	LONG-TERM DEBT (continued)
Mortgage (continued)
The Note is payable in 239 consecutive monthly payments of principal and interest, based on a 20 year amortization schedule; and one final payment of all outstanding principal plus accrued interest then due.  The current monthly installment is $20,766, which includes interest at an initial rate of 5.00%; the interest rate and monthly installments payments are subject to adjustment on October 1, 2017.  On that date, upon prior written notice, the lender shall have the option to declare the entire outstanding principal balance, together with all outstanding interest, due and payable in full.  The Note is secured by substantially all of the assets of the Company, including a first mortgage on the Property and assignment of an amount approximately equal to eighteen months debt service held in escrow (see Note 2 – Restricted Cash and Cash Equivalents). The Note matures on October 1, 2027 if not called by the lender on October 1, 2017. The Note is subject to certain debt service coverage and total debt to tangible net worth financial covenant ratios semi-annually. The next measurement period for financial covenants is December 31, 2010.  The Company was not in compliance with such covenants through June 30, 2010, and has obtained a covenant waiver letter from the lender for all periods through June 30, 2010.  The outstanding balance was approximately $2,844,000 at September 30, 2010 and $2,921,000, $3,019,000 and $3,105,000 at December 31, 2009, 2008 and 2007, respectively.

Northern New Jersey Cancer Associates
On March 14, 2008 the Company arranged for a $2,000,000 line of credit with Northern New Jersey Cancer Associates (“NNJCA”).  The Company’s Chief Executive Officer is also Co-Managing Partner of NNJCA.  The term of the agreement is one year and interest on amounts drawn down from the line of credit will accrue at the prime rate plus 2% and will be payable monthly.  NNJCA may elect to receive payment of the outstanding balance in cash or in membership interest of PCT.  For calculating the membership interest that NNJCA will receive if it so chooses, the Company will be valued at the valuation offered to investors with the Company’s next round of equity financing.  A one-time origination fee of $20,000 was paid in April 2008 for the line-of-credit.

On March 26, 2008, the Company borrowed $1,500,000 against the NNJCA line of credit and used $1,000,000 of the proceeds to repay in full the StemCells, Inc. loan borrowed in December 2007.  The balance remaining at December 31, 2008 was $500,000.  As of April 14, 2009, the entire amount of the loan was re-paid.

On September 14, 2009, the Company entered into a line of credit and security agreement with NNJCA for $3,000,000.  The credit line has an interest rate of 5.5% accruing on the first $2,000,000 and 6% thereafter.  The advance and accrued interest is due and payable on June 30, 2010.  The borrowings under the line of credit are secured by substantially all of the assets of the Company.  In conjunction with this credit line warrant to purchase shares were issued by the company to NNJCA.  The holder is entitled to purchase, at its option, up to 73,052 Shares of Limited Liability Company Interests at an exercise price of $6.16 per Share.  The warrant is for seven years and expires September 14, 2016.  The fair value of the warrant is determined under the Black-Scholes pricing model using assumptions outlined in Note 9.  This resulted in deferred financing cost of approximately $326,000, which will be amortized to interest expense over the term of the line credit of credit.  During 2009, approximately $120,000 was amortized to interest expense; in the nine months ended September 30, 2010.

On June 30, 2010, the above agreement with NNJCA was amended.  The revised credit line is $3,400,000; the entire amount with accrued interest is due and payable on June 30, 2011.  The remaining $400,000 of availability under the credit line, which was drawn on June 30, 2010, is subject to an interest rate of 6%.  The amended agreement entitled the holder to purchase at its option, up to an additional 85,000 units of Limited Liability Company interest at an exercise price of $4.00 per Unit.   The fair value of the warrant is determined under the Black-Scholes pricing model using assumptions outlined in Note 9.  This resulted in additional deferred financing cost of approximately $392,000, which will be amortized to interest expense over the term of the line of credit.  At September 30, 2010, the unamortized portion of deferred financing cost included in prepaid expenses and other current assets, was approximately $294,000. The fair value warrants issued in connection with line of credit is considered deferred financing costs since the issuances of the warrants is in connection with the line of credit rather than a specified borrowing under a note payable.  Approximately $304,000 was amortized to interest expense for both warrant issuances for the nine months ended September 30, 2010.

Interest expense related to the stated interest rate of NNJCA loan for the nine months ended September 30, 2010 and 2009, and the year ended December 31, 2009 and 2008 was approximately $115,500, $ 4,900, $13,200, and $76,900, respectively.

PROGENITOR CELL THERAPY, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 -	LONG-TERM DEBT (continued)
Other Loans
On December 3, 2007, the Company borrowed $1,000,000 from StemCells, Inc, one of its customers.  The note carries an interest rate of 5.00% and was due in full by the maturity date of July 30, 2008.  The Company repaid the entire amount of the loan on April 7, 2008.

Future maturities of long-term debt, including the borrowings under the NNJCA facility and a short-term insurance premium note of approximately $60,000, at September 30, 2010 are:

12 Months Ended September 30,	September 30, 2010
2011	$3,567,470
2012	112,724
2013	118,956
2014	125,128
2015	131,621
Thereafter	2,247,684
6,303,583

Less: current maturities	3,567,470
Long-term portion	$2,736,113

NOTE 5 -	MEMBERS’ EQUITY
In October, 1998, the founding Members entered into a Formation Agreement and contributed a total of $82,564.  Pursuant to the Operating Agreement (see Note 1), as amended on August 4, 1999, each Member is required to make an initial capital contribution in exchange for a percentage ownership interest in the Company (“Membership Interest”) and to make future contributions as determined by the Members.  New Members may be admitted to the Company, subject to approval of the Company’s Board of Managers, upon execution of the Operating Agreement and payment of a contribution determined by the Board of Managers.  Membership interests entitle each Member to the Member’s share of the Company’s net profits, net losses and the right to receive distributions of the Company’s assets in the event of liquidation and to vote, as defined.  There are 10,000,000 units authorized, and 7,186,020, 7,186,020, 7,143,301, and 6,820,843 are issued and outstanding at September 30, 2010 and December 31, 2009, 2008 and 2007, respectively.

On April 30, 2009, with the receipt of $229,444, the Company closed out Private Placement #4 (the “Offering”).  In connection with the offering, the Company sold a total of 365,177 units for gross proceeds of $2,354,444 from 2008 to 2009. The Company received $2,125,000 during the fourth quarter of 2008.

NOTE 6 -	COMMITMENTS AND CONTINGENCIES
Operating Leases
On April 1, 1999, the Company entered into an operating lease with Hackensack University Medical Center (“HUMC”), a member – see Note 7, for stem cell laboratory and office space at HUMC (the “HUMC Lease”).  The HUMC Lease has a term of 10 years with an option, by the Company, for renewal for an additional five-year period.  The HUMC Lease provides for an escalation of base rent on the fifth anniversary date and for additional charges for operating expenses and real estate taxes (the “Additional Charges”).  Upon expiration of the 10 year term, the Company began renewing the lease on a month-to-month basis.  Rent expense for the nine months ended September 30, 2010 and 2009, and the years ended December 31, 2009, 2008 and 2007 was approximately $87,000,$85,000, $110,000, $110,000 and $50,000, respectively.

In October 2004, PCT entered into a two-year lease for laboratory space in the Jurist Institute in Hackensack, New Jersey (the “Jurist Lease”).  The lease provides for monthly base rent which includes a provision for certain utilities.  The lease has been extended several times, most recently through December 2010 at a monthly base rent of $3,174.

PROGENITOR CELL THERAPY, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 -	COMMITMENTS AND CONTINGENCIES (continued)
Operating Leases (continued)
In September 2005, PCT entered into a one-year lease directly with Vanni Business Park, LLC, the landlord for the Mountain View, California laboratory space (the “Vanni Lease”), leasing the entire building.  A portion of this space was previously occupied by PCT under the “Jurist Lease”, which is described above.  This new lease commenced July 1, 2006, with a monthly base rent of $26,275.  In July 2006, PCT entered into an agreement to amend this lease and extended the term through June 30, 2012, for an initial monthly base rent of $33,782, with yearly escalations thereafter.

In February 2006, PCT entered into a five-year lease agreement for its new office headquarters location in Hackensack, New Jersey (the “Court Plaza Lease”).  The Court Plaza Lease term commenced April 1, 2006 with a base rent of $77,500 per annum, subject to a real estate tax and operating expense escalation adjustment to be determined annually.  The lease included two months of free rent that is being expensed ratably over the life of the lease.

In June 2010, PCT sublet the above mentioned headquarters office space in Hackensack, New Jersey to Springstead & Maurice, LLC for the remaining term of the Court Plaza lease.  The sublease is for approximately $3,500 per month.

For the nine months ended September 30, 2010 and 2009, and the years ended December 31, 2009, 2008 and 2007, rent expense under all operating leases was approximately $727,000, $699,271, $715,000, $728,000 and $696,000, respectively.  As of September 30, 2010 and December 31, 2009, 2008 and 2007 the cumulativel rent expense recognized in excess of scheduled rent payments, referred to as “deferred lease liability”, totaled approximately $99,000, $109,000, $97,000 and $49,000, respectively.

Future minimum rental payments under the operating leases noted above are approximately:

12 months Ended September 30,	Amount
2011	$595,933
2012	138,882
$734,815

Capital Leases
The Company leased certain equipment under various non-cancelable capital lease agreements (the “Capital Leases”).  The Capital Leases are for periods ranging from two to four years, after which the Company: (i) either has the option or is required to purchase the equipment at defined monthly amounts, (ii) may extend the lease upon agreed-upon terms at defined monthly amounts, or (iii) is required to return the equipment as per the respective lease agreement.  Leased equipment included as a component of fixed assets at September 30, 2010 and December 31, 2009, 2008 and 2007 was $88,000 at all dates.  Related accumulated depreciation was  $88,000, $88,000, $87,000 and $82,000 for the same dates.  The capital leases were paid in full in 2009.

Funding Obligation - Amorcyte
On May 19, 2006, the Company entered into a line of credit agreement with Amorcyte Inc. (“Amorcyte”), an entity which was spun out of the Company in 2006, whereby PCT agreed to loan Amorcyte up to $500,000 at an annual interest rate of 5%.  The line of credit agreement was a condition to Amorcyte closing the Series A Preferred Stock Financing rounds completed during 2006, and therefore could be required to be funded by the Company at the discretion of Amorcyte.  The Company did not loan any amount to Amorcyte under this agreement through September 30, 2010; however, the maximum obligation of $500,000 was recorded as a liability.

The line of credit agreement expires on the earlier of (i) the date on which the Company declares the outstanding principal and accrued interest due and payable based on an event of default as defined within the agreement, or (ii) the date of closing of the first debt or equity financing of Amorcyte following the initial borrowing of the principal. These events have not occurred to date.

PROGENITOR CELL THERAPY, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 -	COMMITMENTS AND CONTINGENCIES (continued)
Litigation
The Company may be subject to legal proceedings, claims and litigation arising in the ordinary course of business, including one case of alleged breach of employment contract with a former employee. Management does not believe any provision is required for such matters as of December 31, 2009 or September 30, 2010. In 2007, the Company paid approximately $70,000 of severance pay plus interest in connection with this case; this amount was recorded as an accrued expense in the Company's 2006 financial statements and was paid during 2007.  In February 2009, the parties have reached a settlement to resolve all claims under which the former employee paid the Company $54,000 to purchase 0.23% of PCT's fully diluted equity.

NOTE 7 -	RELATED PARTY TRANSACTIONS
Hackensack University Medical Center – Services Agreements
In connection with the Company’s LLC agreement, HUMC is entitled to a seat on the Company’s Board of Managers as long as it remains a member.  On February 27, 1999, the Company and HUMC, a Member, entered into two services agreements

(i)
A Stem Cell Services Agreement, under which HUMC agreed to use the Company as the sole provider of stem cell services as long as HUMC remains a Member.  During the term of the Stem Cell Services Agreement, the Company will provide such services, and related supply and testing expenses, at its cost, which will be paid monthly by HUMC.  In the event HUMC is able to obtain stem cell services below the Company’s cost, the Company will have the right to meet the lower price.  Either party may terminate the Stem Cell Services Agreement upon written notice of breach by the other party that is not cured within 30 days.  For the nine months ended September 30, 2010 and 2009, and the years ended December 31, 2009, 2008 and 2007, revenue recognized under the Stem Cell Services Agreement amounted to approximately  $1,601,000, $1,508,000, $2,003,000, $2,220,000 and $1,970,000, respectively.  At September 30, 2010 and December 31, 2009, 2008 and 2007 approximately $84,000, $94,000, $156,000 and $267,000 respectively, related to the Stem Cell Services Agreement were recorded as accounts receivable.

(ii)
A Support Services Agreement, under which HUMC will be the exclusive provider of support services, as defined, for the Company’s stem cell laboratory at HUMC as long as HUMC remains a Member.  During the term of the Support Services Agreement, HUMC will provide services to the Company at its cost, payable monthly.  Either party may terminate the Support Services Agreement without cause upon 90 days’ written notice or upon written notice of breach by the other party that is not cured within 30 days.  For the nine months ended September 30, 2010 and 2009, and the years ended December 31, 2009, 2008 and 2007, expense recognized under the Support Services Agreement amounted to approximately  $20,600, $60,200, $76,900, $93,500 and $48,100, respectively.  At September 30, 2010 and December 31, 2009, 2008 and 2007, approximately $ 4,100, $17,400, $6,900 and $8,800, respectively, related to the Support Services Agreement were recorded as accounts payable.

Nexell of California, Inc.
On August 4, 1999, the Company and Nexell, a Member, entered into a Supply Agreement (the “Nexell Supply Agreement”) under which the Company will purchase, exclusively from Nexell, all supplies, as defined, required by the Company for use in its stem cell processing and storage business, subject to certain exceptions, as defined.  The Nexell Supply Agreement will continue as long as Nexell remains a Member and may be extended upon mutual written agreement of the parties.  Either party may terminate the Nexell Supply Agreement upon written notice of breach by the other party that is not cured within ten days.  During 2002, the parties agreed that Nexell’s obligations under this agreement will be fulfilled by Baxter International, Inc., which assumed the obligations of Nexell.  For the nine months ended September 30, 2010 and 2009, and the years ended December 31, 2009, 2008 and 2007, expense recognized under the Nexell Supply Agreement amounted to approximately  $107,100, $60,300, $153,000, $5,100 and $12,200, respectively.

PROGENITOR CELL THERAPY, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 -	RELATED PARTY TRANSACTIONS (continued)
Nexell of California, Inc. (continued)
At September 30, 2010 and December 31, 2009, 2008 and 2007, approximately $0, $33,100, $300 and $700, respectively, related to the Nexell Supply Agreement were recorded as accounts payable.

Amorcyte, Inc.
On May 31, 2005, the Company entered into a Cell Processing Agreement with Amorcyte (the “Amorcyte Agreement”) whereby Amorcyte engaged PCT to be its exclusive provider of cell processing procedures and related services at rates specified within the agreement that include a monthly fee during the clinical trial period for oversight services.  The term of the Amorcyte Agreement extends beyond the initial clinical period (defined within the agreement as of one year from initiation of clinical trials), after which time the service rates can be renegotiated.

In the event of commercialization of any product of Amorcyte, PCT and Amorcyte shall mutually agree upon charges for services related to such commercialization.  In the event that the parties are unable to agree on such charges, then Amorcyte shall pay to PCT an amount equal to 125% of PCT’s direct and indirect costs in connection with the services provided.  Also pursuant to the Amorcyte Agreement, PCT paid $200,000 to Amorcyte in 2006 as consideration for exclusivity granted to PCT under the Amorcyte Agreement.  This amount is being amortized over the minimum estimated benefit period of the exclusivity, which is the completion of Amorcyte’s Phase I clinical trials.  For the nine months ended September 30, 2010 and 2009, and the years ended December 31, 2009, 2008 and 2007, $0, $0, $0, $50,000 and $95,000, respectively, of the consideration was recorded as expense.  The intangible asset was fully amortized as of December 31, 2008.

For the nine months ended September 30, 2010 and 2009, and the years ended December 31, 2009, 2008 and 2007, revenue recognized under the Amorcyte Agreement amounted to approximately $144,000, $383,000, $428,000, $327,000 and $415,000, respectively. At September 30, 2010 and December 31, 2009, 2008 and 2007, approximately $700, $300, $500 and $47,200, respectively, due from Amorcyte were recorded as accounts receivable.

During June 2010, PCT made an investment in Amorcyte in the purchase of Series A Redeemable Preferred Stock totaling $50,000, which is included in other assets on the accompanying consolidated balance sheet.

Becton, Dickinson and Company
On August 25, 2006, the Company and Becton, Dickinson and Company (“BD”), a Member, entered into a one year Consulting and Product Development Services Agreement (the “BD Agreement”), whereby the Company will provide consulting and product development services and advice to BD for fees not to exceed $480,000, plus reimbursement for approved out-of-pocket expenses.  On February 20, 2008, the parties entered into a subsequent agreement whereby PCT agrees to provide a laboratory investigational study service to BD.  For the nine months ended September 30, 2010 and 2009, and the years ended December 31, 2009, 2008 and 2007, revenue recognized under the BD Agreement, amounted to approximately $38,000, $35,000 $35,000, $25,000 and $230,000, respectively. Amounts recorded as revenue for reimbursement for approved out-of-pocket expenses under the BD Agreement for the nine months ended September 30, 2010 and 2009, and the years ended December 31, 2009, 2008 and 2007, totaled approximately $0, $0, $0, $0 and $141,000.  At September 30, 2010 and December 31, 2009, 2008 and 2007, approximately $28,000, $0, $2,500 and $29,500, respectively, due from BD were recorded as accounts receivable.

PROGENITOR CELL THERAPY, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 -	RELATED PARTY TRANSACTIONS (continued)
StemCells, Inc.
On March 2, 2006, the Company entered into a Cell Processing Agreement with StemCells Inc. whereby Stem Cells engaged PCT to be its exclusive provider of cell processing procedures and related services at rates specified within the agreement that include a monthly fee during the clinical trial period for oversight services.  For the nine months ended September 30, 2010 and 2009, and the years ended December 31, 2009, 2008 and 2007, revenue recognized from Stem Cells amounted to approximately $1,090,000, $1,304,000, $1,724,000, $1,460,000 and $1,303,000, respectively.  As further explained in Note 4, the Company borrowed $1,000,000 from StemCells, Inc. on December 3, 2007 and repaid the entire amount of the loan on April 7, 2008.

All of the Company’s related parties, with the exception of StemCells, Inc., are also unit holders.

NOTE 8 -	OPTIONS TO ACQUIRE MEMBER’S UNITS (“STOCK OPTIONS”)
In August 2007 the Company entered into agreements with five individuals to serve on the Wellness Advisory Board (the “WAB”) of Domani, all of whom are non-employees of the Company. The WAB members agree to serve as advisors on the development of Domani’s stem cell banking program and related business activities.  The term of the WAB Agreement is three years and can be terminated by either party by written notice at any time and for any reason.  The Company paid four of the WAB members an initiation fee of $10,000 upon execution of the WAB Agreement; one member received an option to acquire 961 member units of PCT (“Shares”) at an exercise price of $10.41 per share in lieu of the $10,000 cash payment. These 961 share options vested immediately.

As consideration of their service on the WAB, the Company has issued options to purchase 3,756 member units of PCT to each of the five members of the WAB at an exercise price of $10.41 per share. Options vest in tranches of 313 shares, with the first tranche vesting on the last day of the fiscal quarter following the fiscal quarter in which the options were granted and an additional tranche vesting on the last day of each subsequent consecutive fiscal quarter.  Options are fully vested three years after the date of grant and are exercisable within ten years after the date of grant.  The weighted average fair value of the options on the date of grant was $2.87, which was calculated using the Black-Scholes option pricing model with the following assumptions:

Risk-free interest rate	4.61%
Expected life	6.00 years
Expected volatility	82.47%
Expected dividends	None

The Company had no historical data to use in determining its expected life assumption and therefore used the simplified method for determining expected life that is described in SEC Staff Accounting Bulletin No. 107.  The simplified method is used when companies have difficulty making an estimate of the expected term and under this method the expected term would equal the vesting term plus the contractual term divided by two.  Additionally, the Company had no historical data to determine expected volatility and therefore estimated its volatility assumptions based on the volatility of comparable companies.  The Company did not calculate the forfeiture rate for the stock options since there were only five grants issued to WAB members and no forfeiture is forecasted.

Stock based compensation recognized in the financial statements during for the nine months ended September 30, 2010 and 2009 and the years ended December 31, 2009, 2008 and 2007 amounted to approximately  $13,000, $13,000, $18,000, $18,000 and $7,200, respectively.  At September 30, 2010 total unrecognized stock based compensation amounted to approximately $0.  The intrinsic value of stock options outstanding at December 31, 2009 is minimal.

PROGENITOR CELL THERAPY, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 -	OPTIONS TO ACQUIRE MEMBER’S UNITS (“STOCK OPTIONS”) (continued)
There are no changes in the stock options outstanding for the three years ended December 31, 2009 and the nine months ended September 30, 2010.
Summarized information about stock options outstanding as of September 30, 2010 is as follows:

	Options Outstanding		Options Exercisable
Exercise Price	Number of Options	Weighted Average Remaining Life (in Years)	Number of Options
$1.00	20,660	No expiry date	20,660
$10.00	8,529	3.41	8,529
$10.41	19,741	7.87	8,786
Total	48,930		37,975

NOTE 9 -	PHANTOM EQUITY PLAN
On April 13, 2000 the Company adopted a Phantom Equity Plan (the “Plan”), under which a committee of the Board of Managers (the “Committee”) may grant to officers, full-time employees and independent contractors of the Company (the “Grantee”) a right to receive in cash, or property of equal value, the difference in the (a) fair value of the award on the date of grant and (b) the fair value of the award on the date the award is exercised by the Grantee (the “Award”).  The fair value of an Award shall be equal to the product of: (a) either the total value of the Company’s equity as most recently determined by the Committee prior to the date of grant or payout, or an amount determined by a triggering event, as defined, and (b) the percentage interest represented by the Award.  Awards vest on a straight-line basis over five years, unless specified otherwise by the Committee, and may only be exercised in the last two months of a fiscal year.  Upon the occurrence of a triggering event, all Awards will become immediately vested.  Upon termination of service by a Grantee, the Company, at the discretion of the Committee, may choose to pay out the fair value of the terminated Grantee’s vested balance.  Cash payments made under the Plan are subject to limitation clauses, whereby the amount payable at any time will be limited to defined thresholds.  The Plan may be terminated at any time by the Committee, in which case the terms of all outstanding Awards will continue until exercised or forfeited.  As of December 31, 2009, 2008 and 2007 and September 30, 2010 there are no outstanding awards under this plan.

PROGENITOR CELL THERAPY, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 -	GRANT AGREEMENT
On August 26, 2005, the Company entered into a $900,000 grant agreement (the “Grant”) with the New Jersey Economic Development Authority (the "EDA"), a department of the State of New Jersey, to design and develop a software system dealing with cell product testing and storage (the “Project”).  $810,000 of the Grant was advanced to the Company in 2005, and the remaining final disbursement of $90,000 was received by the Company in April 2007.  All costs for the Project in excess of $900,000 are the sole responsibility of the Company.  For financial reporting purposes, the Grant proceeds reduced the amount capitalized as internally developed software.

All Grant funds advanced to PCT are included in current liabilities until actual Project costs are incurred.  Project costs are capitalized as assets when incurred and are offset by the amount remaining in the Grant liability.  Through December 31, 2009, costs of approximately $ 823,000, were incurred with respect to the Project, and at September 30, 2010 and December 31, 2009 was $77,000 of unexpended Grant funds are included in deferred revenue.

NOTE 11 -	CONCENTRATION OF CREDIT RISK
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents.  At September 30, 2010, the Company held its cash and cash equivalents principally in two financial institutions, respectively.  The Company cash balances may exceed federally insured limits at times during the year.

Major Customers
The Company enters into contracts for the processing and storing of human cells.  In 2010 and 2009, the Company’s revenue is mainly derived from agreements with Hackensack University Medical Center (“HUMC”), StemCells, Inc., and Sangamo Biosciences, Inc.  These three customers make up 19%, 13% and 15% of revenue (total of 47% for all three customers) for the nine months ended September 30, 2010, and 19%, 17%and 13% of revenue (total of 49% for all three customers) for the nine months ended September 30, 2009, respectively.  These three customers make up 18%, 15% and 12% of revenue (total of 45% for all three customers) for the year ended December 31, 2009.  In 2008, the Company’s revenue is mainly derived from HUMC, StemCells, Inc., and Microislet, Inc.  These three customers make up 23%, 12% and 11% of revenue (total of 46% for all three customers) for the year ended December 31, 2008.  In 2007, the Company’s revenue is mainly derived from agreements with HUMC and Dendreon Corporation.  These two customers make up 28% and 23% (total of 51% for both customers) for the year ended December 31, 2007.  The only major customer that is also currently a related party is HUMC.

Three customers, one of which is a related party, made up approximately 21%, 19%, and 13% of total accounts receivable (a total of approximately 53%) at September 30, 2010.  The significant customer base may change from year to year as projects are completed and new contracts are entered into.

Major customers are considered to be those who accounted for more than 10% of total sales.

NOTE 12 -	MERGER and SUBSEQUENT EVENTS

MERGER AGREEMENT
On September 23, 2010, the Company entered into an Agreement and Plan of Merger (the "PCT Merger Agreement") with NeoStem, Inc. ("NeoStem") and NBS Acquisition Company LLC, a wholly-owned subsidiary of NeoStem ("Subco") pursuant to which Subco will merge (the "PCT Merger") with and into PCT, with PCT as the surviving entity and a wholly-owned subsidiary of NeoStem.  NeoStem, Inc. is a publicly traded international biopharmaceutical company. The PCT Merger Agreement provides that all of the membership interests of PCT outstanding immediately prior to the effective time of the PCT Merger (the “Effective Time”) will be converted into the right to receive, in the aggregate, 11,200,000 shares of NeoStem common stock, par value $0.001 per share, subject to downward adjustment as described below, and warrants to purchase an aggregate of no less than 1,000,000 and a maximum of 3,000,000 shares of NeoStem common stock, based on the following:

PROGENITOR CELL THERAPY, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(i)            common stock purchase warrants to purchase one million (1,000,000) shares of NeoStem common stock exercisable over a seven year period at an exercise price of $7.00 per share, and which will vest only if a specified business milestone is accomplished within three (3) years of the closing date of the PCT Merger (the “Closing Date”); and

(ii)           if the volume weighted average of the closing prices of sales of NeoStem common stock on the NYSE-Amex for the three (3) trading days ending on the trading day that is two (2) days prior to the Closing Date (the “Parent Per Share Value”) is less than $2.50, common stock purchase warrants to purchase one million (1,000,000) shares of NeoStem common stock exercisable over a seven year term at an exercise price of $3.00 per share; and

(iii)          if the NeoStem Per Share Value is less than $1.70, common stock purchase warrants to purchase one million (1,000,000) shares of NeoStem common stock exercisable over a seven year period at an exercise price of $5.00 per share.

The shares of NeoStem common stock issuable in the PCT Merger are subject to adjustment, provided that in no event will NeoStem be required to issue more than 11,200,000 shares of NeoStem’s common stock, except pursuant to exercise of any warrants.  The shares of NeoStem’s common stock issuable in the PCT Merger (not including any of NeoStem common stock issuable in the future upon exercise of any warrants) are sometimes referred to herein as the “Stock Consideration.”  The PCT Merger Agreement provides that to the extent that PCT’s adjusted working capital (calculated in the manner described in the PCT Merger Agreement) on the Closing Date is less than the Target Working Capital (as defined below) by more than Two Hundred Fifty Thousand Dollars ($250,000) (the “Collar”), the Stock Consideration will be decreased by the amount by which such adjusted working capital is less than the Target Working Capital minus the Collar.  Any such decrease will reduce the Stock Consideration on a dollar for dollar basis, with each share of Stock Consideration valued at the Parent Per Share Value.  The “Target Working Capital” is $105,593, exclusive of at least $353,860 of restricted cash (which restricted cash must also be available to the PCT, as the surviving company, at the closing of the PCT Merger (the “Closing”), but inclusive of $392,192 of deferred financing costs.

The Stock Consideration will also be reduced (and not increased) by an amount equal to the product of 250,000 shares of NeoStem common stock multiplied by any Net Lost Agreements.  “Net Lost Agreements” is defined in the PCT Merger Agreement to mean a number (not less than zero) equal to (i) the number of material service agreements of PCT which are terminated prior to the Closing Date, or as to which PCT receives a notice of termination prior to the Closing Date minus (ii) the number of comparable new material service agreements entered into and as to which services are provided by PCT to the counterparty between the date of the PCT Merger Agreement and the Closing Date.

The consummation of the PCT Merger is subject to various conditions, including the approval by NeoStem stockholders and PCT’s Members; the affirmation by NeoStem that they have $3 million available to PCT to repay the indebtedness owed by PCT to NNJCA within seven days of the Closing and that NeoStem will in fact make such payment, and the absence of any legal proceeding preventing the consummation of the PCT Merger and other legal and regulatory requirements.

The Company has recorded expenses of approximately $200,000 related to the Merger in the nine months ended September 30, 2010, included in selling, general and administrative expenses.

        MORTGAGE
During October 2010 the Company applied for a second mortgage in the amount of $1 Million on the Allendale property and was issued a Commitment Letter from TD Bank. The Commitment Letter outlines a number of affirmative and negative covenants including financial covenants that would apply to PCT, requires the loan guarantees of PCT, DomaniCell, NNJCA as well as certain of the individual partners of NNJCA and provides for the the right of the lender to call the loan during a certain period prior to the interest reset date. The Commitment Letter sets forth an interest rate of 6% for the first 64 months of the 124 month term. If the PCT Merger is not consummated within 120 days of the closing date of the proposed second mortgage, the loan will be immediately due and payable . It is anticipated that the closing would occur in November 2010.

SUBSEQUENT EVENTS
The Company has evaluated events after September 30, 2010 and through November 10, 2010, which is the date the financial statements were available to be issued, and determined that any events or transactions occurring during this period that would require recognition or disclosure are appropriately addressed in these financial statements.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
September 30, 2010
($ 000)
	NeoStem		Progenitor Cell Therapy		Proforma Adjustments			Pro Forma

ASSETS

Current assets:
Cash and cash equivalents		$4,066.7	$192.9	(e)		$-		$4,259.6
Short term investments		257.4	-			-		257.4
Restricted Cash		3,321.5	353.9	(e)		-		3,675.4
Accounts receivable trade, less allowances for doubtful accounts		4,522.3	656.6	(e)		-		5,178.9
Inventories		14,670.6	-			-		14,670.6
Deferred project costs		-	3,616.9			2,411.2	(d)	6,028.1
Prepaid expenses and other current assets		1,419.3	521.1			(294.2)	(k)	1,646.1
Total current assets		28,257.8	5,341.4			2,117.0		35,716.1

Property, plant and equipment, net		33,208.0	9,679.8	(e)		-		42,887.9
Prepaid Land use rights, net		4,718.2	-			-		4,718.2
Goodwill		35,116.0	-			14,293.1	(b)	49,409.1
Intangible assets, net								-
Lease rights		381.7	-			-		381.7
Customer list, net		14,213.3	-			-		14,213.3
Other intangible assets, net		708.2	-			11,000.0	(c)	11,708.2
Total intangible assets		15,303.2	-			11,000.0		26,303.3

Other assets		367.3	196.1	(e)				563.4
		$116,970.5	$15,217.3			$27,410.1		$159,597.9

LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)
Current liabilities:
Current maturities of long-term debt	$		$167.5	(e)	$			$167.5
Notes payable and related party credit line		6,544.7	3,400.0	(e)		-		9,944.7
Due Amorcyte, Inc.		-	500.0	(e)				500.0
Accounts payable		7,622.2	1,704.9	(e)				9,327.1
Accrued liabilities		4,709.1	294.0	(e)				5,003.1
Unearned revenues		1,694.1	5,898.5	(e)		-		7,592.6
Total current liabilities		20,570.1	11,964.9			-		32,535.0

Long-term liabilities
Long term debt		-	2,736.1	(e)		-		2,736.1
Deferred tax liability		4,345.9	-			5,364.4	(f)	9,710.3
Unearned revenues		217.5	-			-		217.5
Deferred lease liability		49.6	99.3	(e)		-		148.9
Amount due related party		8,074.1	-			-		8,074.1

COMMITMENTS AND CONTINGENCIES
EQUITY
Shareholders' equity:
Series B convertible redeemable preferred stock		0.1	-			-		0.1
Common stock		57.6	-			11.2	(a)	68.8
Members' contributions and other, net		-	13,084.1			(13,084.1)	(l)	0.0

Additional paid-in capital		132,974.3	-			22,451.5	(a)	155,425.8
Accumulated deficit		(88,978.7)	(12,667.1)			12,667.1	(l)	(88,978.7)
Accumulated other comprehensive loss		1,583.2	-			-		1,583.2
Total shareholders' equity		45,636.5	417.0			22,045.7		68,099.2
Non controlling interests		38,076.8	-			-		38,076.8
Total equity		83,713.3	417.0			22,045.7		106,176.0
		$116,970.5	$15,217.3			$27,410.1		$159,597.9

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months Ended  September  30, 2010
($ 000)

	NeoStem	Progenitor Cell Therapy	Proforma Adjustments		Pro Forma
Revenues	$51,716.3	$6,806.7	$(958.7)	(h),(i)	$57,564.3

Cost of Revenues	35,015.5	4,427.5	787.5	(g)	39,882.6
			(61.7)	(i)
			(286.2)	(h)

Research and Development	5,113.5	-	(2.7)	(i)	5,110.9
Selling, general and administrative	23,442.3	4,483.2	112.5	(g)	28,400.5
			362.5	(j)
Operating loss	(11,855.0)	(2,104.0)	(1,870.7)		(15,829.7)

Other income (expense)	5.9	(518.1)	304.1	(k)	(208.1)

Loss from operations before provision for income taxes and non-controlling interests	(11,849.1)	(2,622.1)	(1,566.6)		(16,037.8)

Provision for taxes	1,191.2	-	(360.0)	(g)	831.2
Net Loss	(13,040.3)	(2,622.1)	(1,206.6)		(16,869.0)

Less - Net income attributable to non-controlling interests	4,085.7	-	-		4,085.7
Net Loss attributable to controlling interests	(17,126.0)	(2,622.1)	(1,206.6)		(20,954.7)

Preferred Dividends	153.5	-	-		153.5
Net Loss attributable to common shareholders	$(17,279.5)	$(2,622.1)	$(1,206.6)		$(21,108.2)

Basic and diluted loss per share
Weighted average common shares outstanding	48,599,359				59,799,359	(m)
Net Loss attributable to common shareholders	$(0.36)				$(0.35)

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Twelve Months Ended  December 31, 2009
($ 000)

	NeoStem	Progenitor Cell Therapy	Proforma Adjustments		Pro Forma
Revenues	$11,565.1	$8,238.2	(270.0)	(i)	19,533.3

Cost of Revenues	9,504.2	5,479.9	1,050.0	(g)	15,902.9
			(131.2)	(i)

Research and Development	4,318.8	-	(8.1)	(i)	4,310.7
Selling, general and administrative	23,431.2	4,369.8	150.0	(g)	28,303.7
			(130.7)	(i)
			483.4	(j)
Operating loss	(25,689.1)	(1,611.5)	(1,683.4)		(28,984.0)

Other income (expense):
Other income (expense)	-	-	-		-
Interest expense	(39.2)	(196.1)	120.2	(k)	(115.1)

Loss from operations before provision for income taxes and non-controlling interests	(25,728.3)	(1,807.6)	(1,563.2)		(29,099.1)

Provision for taxes	64.2	-	(480.0)	(g)	(415.8)
Net Loss	(25,792.5)	(1,807.6)	(1,083.2)		(28,683.3)

Less - Net income attributable to non-controlling interests	300.5	-	-		300.5
Net Loss attributable to controlling interests	(26,093.0)	(1,807.6)	(1,083.2)		(28,983.8)

Preferred Dividends	5,612.0	-	-		5,612.0
Net Loss attributable to common shareholders	$(31,705.0)	$(1,807.6)	$(1,083.2)		$(34,595.8)

Basic and diluted loss per share
Weighted average common shares outstanding	13,019,518				24,219,518	(m)
Net Loss attributable to common shareholders	$(2.44)				$(1.43)

Notes to the NeoStem Unaudited Proforma Condensed Combined Financial Statements

On September 16, 2010, the Board of Directors of NeoStem, Inc., a Delaware corporation (“NeoStem”) and on September 22, 2010 the Board of Managers of Progenitor Cell Therapy, LLC, a Delaware limited liability company (“PCT”), unanimously approved the merger (the “Merger”) of NBS Acquisition Sub Co., LLC, a newly formed wholly-owned subsidiary of NeoStem (“Subco”), with and into PCT pursuant to an Agreement and Plan of Merger, dated September 23, 2010 (as such agreement may be amended from time to time, the “Agreement and Plan of Merger”), among NeoStem, PCT and Subco.

Pursuant to the terms of the Agreement and Plan of Merger, all of the membership interests of PCT outstanding immediately prior to the effective time of the Merger (the “Effective Time”) will be converted into the right to receive, in the aggregate, 11,200,000 shares of the common stock, par value $0.001 per share, of NeoStem (the “NeoStem Common Stock” or the “Parent Common Stock”) and, subject to the satisfaction of certain conditions, warrants to purchase up to an aggregate of 3,000,000 shares of NeoStem Common Stock, as follows:

(i)
common stock purchase warrants to purchase one million (1,000,000) shares of Parent Common Stock exercisable over a seven year period at an exercise price of $7.00 per share (the “$7.00 Warrants”), and which will vest only if a specified business milestone is accomplished within three (3) years of the closing date of the Merger; and

(ii)
common stock purchase warrants to purchase one million (1,000,000) shares of Parent Common Stock exercisable over a seven year term at an exercise price of $3.00 per share (the “$3.00 Warrants”), if the volume weighted average of the closing prices of sales of Parent Common Stock on the NYSE-Amex for the  three (3) trading days ending on the trading day that is two (2) days prior to the closing date of the Merger (the “Parent Per Share Value”) is less than $2.50; and

(iii)
common stock purchase warrants to purchase one million (1,000,000) shares of Parent Common Stock exercisable over a seven year period at an exercise price of $5.00 per share (the “$5.00 Warrants” and, collectively with the $7.00 Warrants and the $3.00 Warrants, the “Warrants”), if the Parent Per Share Value is less than $1.70.

The shares of Parent Common Stock issuable in the Merger are subject to adjustment, provided that in no event will NeoStem be required to issue more than 11,200,000 shares of NeoStem Common Stock.

Pursuant to a consent and voting agreement dated the same date as the Agreement and Plan of Merger, holders of a sufficient number of membership interests of PCT to approve the Agreement and Plan of Merger and the Merger have irrevocably consented to the Agreement and Plan of Merger and the Merger and agreed to certain transfer restrictions with respect to their membership interests prior to the Effective Time.  Stockholders of NeoStem owning greater than 50% of NeoStem Common Stock on the date of the Agreement and Plan of Merger have agreed to vote their shares in favor of the issuance of the NeoStem Common Stock and Warrants in the Merger at a special meeting of stockholders which will be held for such purpose.

The statements contained in this section may be deemed to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Such statements are intended to be covered by the safe harbor to “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by the words “believe,” “expect, “anticipate,” “intend,” “estimate” and similar expressions. These forward-looking statements are based largely on management’s expectations and are subject to a number of uncertainties. Actual results could differ materially from these forward-looking statements. NeoStem, Inc. does not undertake any obligation to update publicly or revise any forward-looking statements.

Basis of Presentation

The unaudited pro forma condensed combined financial statements set forth above have been prepared by NeoStem and give effect to the following transactions:
1)	The acquisition of the membership interests of PCT for aggregate consideration of approximately $22.5 million, and;
2)	The issuance of 11.2 million shares of common stock and 3 million common stock purchase warrants.

The unaudited condensed combined proforma results of operations for the nine months ended September 30, 2010 and the year ended December 31, 2009 are presented to give effect to the acquisition of PCT as if it had occurred on January 1, 2010 and January 1, 2009, respectively.  The unaudited condensed combined proforma balance sheet is presented to give effect to the acquisition of PCT as if it had occurred on September 30, 2010. This proforma information is based on, derived from, and should be read in conjunction with, the historical consolidated financial statements of NeoStem for the year ended December 31, 2009, included in our Annual Report on Form 10-K filed on March 31, 2010 and  for the quarter ended September 30, 2010 included in our Quarterly Report on Form 10-Q filed on November 12, 2010 and the historical financial statements of PCT for the year ended December 31, 2009, and as of and for the unaudited nine months ended September 30, 2010, which are included elsewhere in this document. We have not adjusted the historical financial statements of either entity for any costs recognized during the year that may be considered to be nonrecurring.

All unaudited interim financial statements incorporated by reference or furnished herein reflect all adjustments which are, in the opinion of management, necessary to present a fair statement of the results for the interim periods presented. All such adjustments are of a normal and recurring nature.

The unaudited proforma condensed combined financial statements were prepared using the assumptions described below and in the related notes.

The unaudited proforma condensed combined financial statements are provided for illustrative purposes only. They do not purport to represent what NeoStem’s consolidated results of operations and financial position would have been had the transaction actually occurred as of the dates indicated, and they do not purport to project NeoStem’ future consolidated results of operations or financial position.

The actual adjustments to our consolidated financial statements upon the closing of the acquisition of PCT will depend on a number of factors, including additional information that becomes available.  Therefore, the actual adjustments will differ from the unaudited pro forma adjustments, and the differences may be material.

The acquisition of PCT will be accounted for under the acquisition method of accounting. For the purposes of determining the unaudited pro forma adjustments, the assets and liabilities of PCT have been measured based on various preliminary estimates using assumptions that NeoStem management believes are reasonable utilizing information currently available. The process for estimating the fair values of in-process research and development, identifiable intangible assets, and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows, developing appropriate discount rates, and estimating the costs, timing and probability of success to complete in-process projects. Transaction costs are not included as a component of consideration transferred. The excess of the purchase price (consideration transferred) over the estimated amounts of identifiable assets and liabilities of PCT as of the effective date of the acquisition will be allocated to goodwill. The purchase price allocation is subject to finalization of NeoStem’s analysis of the fair value of the assets and liabilities of PCT as of the effective date of the acquisition. Accordingly, the purchase price allocation in the unaudited pro forma condensed combined financial statements presented above is preliminary and will be adjusted upon completion of the final valuation. Such adjustments could be material. The final valuation is expected to be completed as soon as practicable but no later than one year after the consummation of the acquisition.

For purposes of measuring the estimated fair value of the assets acquired and liabilities assumed as reflected in the unaudited pro forma condensed combined financial statements, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). Market participants are assumed to be buyers and sellers in the principal (most advantageous) market for the asset or liability. Additionally, fair value measurements for an asset assume the highest and best use of that asset by market participants. As a result, NeoStem may be required to value assets at fair value measures that do not reflect NeoStem’s intended use of those assets. Use of different estimates and judgments could yield different results.

In connection with the Merger, four PCT executives have entered into employment agreements with PCT that will become effective on the closing date of the Merger. These employment agreements are specific to each executive and specify the employment term (3 to 4 years), salary levels and in certain circumstances performance bonuses. Each employment agreement contains non-compete provisions and each individual will be granted a NeoStem stock option vesting over term of the agreement. A total of 1,200,000 stock options will be granted to these individuals.

When these transactions are completed, NeoStem will account for these transactions in accordance with Accounting Standards Codification 805-10 (“ASC 805-10”). ASC 805-10 provides revised guidance for recognizing and measuring identifiable assets and goodwill acquired, liabilities assumed, and any noncontrolling interest in the acquiree. ASC 805-10 also requires that assets acquired and liabilities assumed in a business combination that arise from contingencies be recognized at fair value if fair value can be reasonably estimated. If the fair value of an asset or liability cannot be determined, the asset or liability that arises from a contingency, the asset or liability would be recognized in accordance with Accounting Standards Codification 30-1 (“ASC 30-1”) and if the fair value is not determinable no asset or liability would be recognized. At the present time, we are not in possession of all of the information to apply ASC 805-10 or ASC 30-1 to these unaudited proforma condensed combined financial statements and will not be in possession of such information until the Effective Date. Therefore, for the purposes of preparing these unaudited proforma condensed combined financial statements we have established an estimated fair value of the equities being offered in this transaction as of November 5, 2010. The preliminary purchase price allocation is based on management’s estimate of acquired tangible and intangible assets and will be adjusted based on the final valuation to be completed within one year from the acquisition date. The excess of the total purchase price over the fair value of the net assets acquired, including the estimated fair value of the identifiable intangible assets, has been allocated to goodwill. We expect that the fair value of current assets and remaining machinery and equipment will approximate the book value of these assets and that the excess of purchase price over net deficit will be assigned to Goodwill and intangible assets including, customer lists, in process research and development, specialized manufacturing knowledge and any non-compete agreements. The useful lives of these intangible assets are expected to range between 5 years and 10 years based on the useful lives of the various assets.

Calculation of Estimated Consideration Transferred and Preliminary Allocation of Consideration Transferred to Net Assets Acquired

The fair value of equity securities issued as consideration transferred will be measured using the market price of NeoStem common stock on the closing date. As of November 5, 2010 the estimated fair value of the various equities being issued is as follows:

Calculation of Estimated Consideration Transferred (in $000's)

	Number of Shares	Fair Value Per Share at November 5, 2010	Fair Value at November 5, 2010
Common Stock	11,200,000	$1.85	$20,720.0
Common Stock Purchase Warrants	3,000,000		1,742.6
			$22,462.6

Based on the terms and conditions of each of the warrants to be issued, we have determined that all warrants are to be accounted for as an equity instrument and included in the purchase price based on the probability that each warrant will be issued or vested.

Assuming a $0.50 change in NeoStem’s closing common stock price, the estimated consideration transferred would increase or decrease by approximately $5.6 million which would have a corresponding offset to estimated goodwill.

Preliminary Allocation of Consideration Transferred to Net Assets Acquired
(in $000's)
Identifiable intangible assets	$11,000.0
Property, plant and equipment	9,679.7
Deferred costs	6,028.0
Other non-current assets	196.1
Current assets, excluding deferred costs	1,430.4
Current liabilities	(11,964.8)
Deferred income taxes	(5,364.5)
Long-term debt, net of current maturities	(2,736.1)
Deferred lease liability	(99.3)
Goodwill	14,293.1
Estimated purchase price to be allocated	$22,462.6

Proforma Adjustments for the Unaudited Proforma Condensed Combined Financial Statements (Dollar amounts in $000’s):

(a)
This entry records the acquisition of the membership interests of PCT for aggregate consideration of approximately $22,462.6, through the issuance of 11,200,000 shares of NeoStem common stock and 3,000,000 common stock purchase warrants.

(b)	This entry records the estimated goodwill that will be recorded in connection with the Merger.

(c)
This entry records the intangible assets management expects to acquire in the Merger. The preliminary purchase price allocation is based on management’s estimate of acquired tangible and intangible assets and will be adjusted based on the final valuation to be completed within one year from the acquisition date. The excess of the total purchase price over the fair value of the net assets acquired, including the estimated fair value of the identifiable intangible assets, has been allocated to goodwill. Below is a preliminary summary of the significant intangible assets that NeoStem expects to acquire in the Merger:

Preliminary Summary of Intangible Assets (in $000's)
	Estimated Value	Useful Life	Estimated Annual Amortization
Customer list and other related intangibles	$1,500.0	10	$150.0
In process R&D	500.0	*	-
Non-compete agreements	1,500.0	5	300.0
Knowledge related to manufacturing clinical and patient specific therapeutics	7,500.0	10	750.0
	$11,000.0		$1,200.0

  * This amount will be capitalized and accounted for as an indefinite-life intangible asset, subject to impairment testing. NeoStem will evaluate this intangible asset at least annually to determine if any impairment has occurred.

(d)
This entry records the capitalization of estimated gross profit associated with PCT projects in process at September 30, 2010 based on the total estimated gross profit to be earned and the estimated percentage of completion for each project at September 30, 2010.

(e)	For the purposes of these proforma combined financial statements it is assumed that the carrying value of this asset or liability approximates its fair value.

(f)
This entry records the estimated tax liability to be paid in the future due to the non-deductibility of the identifiable intangible assets and increase in deferred project costs expected to be acquired in the Merger.

(g)
This entry reflects the impact of amortizing the estimated value of the intangible assets that will be acquired in the Merger and realization of the related deferred tax liability. The amortization is based on the estimated useful lives of these intangibles ranging between 5 and 10 years.

(h)
On December 31, 2009, NeoStem and PCT entered into a construction management agreement for the construction of NeoStem’s stem cell laboratory in Beijing, China. This transaction has been reflected on NeoStem’s balance sheet at September 30, 2010 in property, plant and equipment, and PCT reflected this transaction in revenue and cost of revenue in its statement of operations for the nine months ended September 30, 2010. This entry eliminates the intercompany revenue and intercompany profit that exists on these transactions.

(i)
On January 9, 2009, NeoStem and PCT entered into an agreement which calls for PCT to provide stem cell cryopreservation services and stem cell storage services, and on March 6, 2009, NeoStem and PCT entered into a consulting agreement in connection with the design of a stem cell laboratory in Beijing, China. This entry eliminates the intercompany sales and intercompany profit that exists on these transactions for the year ended December 31, 2009 and the nine months ended September 30, 2010.

(j)
In connection with the Merger, four PCT executives have entered into employment agreements with PCT that will become effective on the closing date of the Merger. These employment agreements are specific to each executive and specify the employment term (3 to 4 years), salary levels and in certain circumstances performance bonuses. Each employment agreement contains non-compete provisions and each individual will be granted NeoStem stock options vesting over term of the agreement. A total of 1,200,000 stock options will be granted to these individuals. This entry records the stock option compensation associated with these collective grants, assuming they were issued January 1, 2009.

(k)
On September 14, 2009, PCT entered into a line of credit for $3.0 million.  The credit line has an interest rate of 5.5% accruing on the first $2.0 million and 6% thereafter.  The advance and accrued interest was due and payable on June 30, 2010.   In conjunction with the original credit line a warrant to purchase shares were issued by PCT to the lender.  The holder is entitled to purchase, at its option, up to 73,052 Shares of Limited Liability Company Interests (PCT’s ownership interests are expressed as shares of ownership with a maximum of 10,000,000 ownership shares authorized to be issued) at an exercise price of $6.16 per Share. NeoStem has agreed to payoff this credit line shortly after the Closing Date. The warrant is for seven years and expires September 14, 2016.  The warrant was accounted for as deferred financing costs and valued using the Black-Scholes pricing model.  This resulted in deferred financing cost of approximately $326 thousand which was amortized as interest expense over the term of the loan ($120.2 thousand in 2009 and $206.1 thousand in 2010).  On June 30, 2010, PCT increased the maximum amount of the line of credit from $3.0 million to $3.4 million and the line of credit now has a revised maturity date of June 30, 2011. In connection with the revision of the credit line PCT issued an additional warrant for 85,000 Shares of Limited Liability Company Interests that had a fair value of $392.2 thousand and has been reflected on PCT’s balance sheet as deferred financing costs categorized within prepaids and other current assets. This entry reverses the expense charges associated with the warrant issued in June 2009, that were recognized in 2009 and 2010, since the charges will not continue after the close of the Merger. In addition, this entry also eliminates the value of the warrant issued in June 2010 for the extension of the credit line. In accordance with the terms of the Merger Agreement these warrants will be cancelled and not replaced with equity instruments issued by NeoStem.

(l)	This entry eliminates the equity accounts of PCT.

(m)
At the conclusion of this transaction, an additional 11,200,000 common shares will have been issued and for the purposes of calculating the unaudited proforma earnings/(loss) per share it has been assumed that these shares were outstanding as of January 1, 2009.